(d)(3)(ii)

Amendment No. 2 to Subadvisory Agreement

This Amendment No. 2 (this “Amendment”), made and entered into as of January 23, 2013, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC (fka RiverSource Investments, LLC), a Minnesota limited liability company (“Columbia Management” or “Investment Manager”), and Marsico Capital Management, LLC, a Delaware limited liability company (“Subadviser”), dated April 8, 2010 (the “Agreement”).

WHEREAS, Columbia Management and Subadviser desire to amend the Agreement, including Schedule A.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

[REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

In witness whereof, the parties have caused this Amendment to be executed by their officers designated below as of this 23rd day of January, 2013.

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC		MARSICO CAPITAL MANAGEMENT, LLC

By:	/s/ J. Kevin Connaughton	By:	/s/ Christopher J. Marsico
	Signature		Signature

Name:	J. Kevin Connaughton	Name:	Christopher J. Marsico
	Printed		Printed

Title:	Managing Director	Title:	President
	Printed		Printed

SUBADVISORY AGREEMENT

SCHEDULE A

Funds	Effective Date
Variable Portfolio-Marsico Growth Fund Columbia Marsico Flexible Capital Fund	May 7, 2010 September 24, 2010

Compensation. Compensation pursuant to Paragraph 4 of the Agreement shall be calculated in accordance with the following schedule, with respect to assets that are subject to Subadviser’s investment discretion in the following Funds:

For Columbia Marsico Flexible Capital Fund, a series of Columbia Funds Series Trust II (fka RiverSource Series Trust) (agreement between the Fund and Columbia Management dated September 22, 2010; fee schedule effective January 23, 2013); and for Variable Portfolio-Marsico Growth Fund, a series of Columbia Funds Variable Series Trust II (fka RiverSource Variable Series Trust) (agreement between the Fund and Columbia Management dated March 1, 2011; fee schedule effective January 23, 2013), Columbia Management shall pay the Subadviser a sub-advisory fee at the annual rates listed below as a percentage of the aggregate average daily net assets of registered funds that are managed by Columbia Management and subadvised by the Subadviser or, in the case of multi-managed funds, the portions of such funds that are managed by the Subadviser, so long as they are subadvised by the Subadviser (together, the “Columbia Marsico Funds”)*:

•	0.35% on the aggregate assets of the Columbia Marsico Funds up to $1.5 billion

•	0.30% on the aggregate assets of the Columbia Marsico Funds between $1.5 billion and $3 billion

•	0.25% on the aggregate assets of the Columbia Marsico Funds between $3 billion and $5 billion; and

•	0.23% on the aggregate assets of the Columbia Marsico Funds in excess of $5 billion

*

For purposes of this fee calculation, the assets sub-advised by the Sub-Adviser in the following Columbia Marsico Funds will be aggregated: (i) Columbia Marsico Flexible Capital Fund, a series of Columbia Funds Series Trust II; (ii) Columbia Marsico 21st Century Fund, a series of Columbia Funds Series Trust (“CFST”); (iii) Columbia Marsico Focused Equities Fund, a series of CFST; (iv) Columbia Marsico Growth Fund, a series of CFST; (v) Columbia Marsico International Opportunities Fund, a series of CFST; (vi) Columbia Marsico Global Fund, a series of CFST; (vii) Columbia Variable Portfolio – Marsico Focused Equities Fund, a series of Columbia Funds Variable Insurance Trust I (“CFVITI”); (viii) Columbia Variable Portfolio – Marsico 21st Century Fund, a series of CFVITI; (ix) Columbia Variable Portfolio – Marsico International Opportunities Fund, a series of CFVITI; (x) Columbia Variable Portfolio – Marsico Growth Fund, a series of CFVITI; (xi) the portion of Columbia Multi-Advisor International Equity Fund, a series of CFST, managed by the Subadviser; and (xii) Variable Portfolio – Marsico Growth Fund, a series of Columbia Funds Variable Series Trust II.